Exhibit 99.1

FOR IMMEDIATE RELEASE

Mobivity Announces Second Quarter 2023 Financial Results

PHOENIX, AZ – August 14, 2023 – Mobivity Holdings Corp. (OTCQB:MFON), a global provider of personalized reward solutions that drive customer acquisition, frequency, and spend, today announced financial results for the second quarter (“Q2”) ended June 30, 2023.

Q2 2023 Financial Highlights

●	Revenues of $1.9 million remained consistent compared to $1.9 million in Q2 2022.
●	Gross profit margin of 26% compared to 36% in Q2 2022.
●	Operating expenses of $2.5 million compared to $2.4 million in Q2 2022.
●	Net loss was $2.3 million compared to a net loss of $2.0 million in Q2 2022.
●	Adjusted EBITDA, excluding certain non-cash expenses, was ($1.8) million compared to ($1.1) million in Q2 2022.
●	Cash and cash equivalents of $529,000 as of June 30, 2023 compared to $427,000 as of December 31, 2022.

Recent Business Highlights

●	Appointed industry senior executives to key leadership positions to strengthen market leadership in connecting brands with game publishers:

○	Will Sanchez appointed as Chief Financial Officer
○	Asif Iqbal appointed as Vice President of Engineering
○	Dan Grigorovici appointed as Vice President of Product
○	Beatrice Olivas appointed as Senior Director of Brand Strategy
○	Rob Crews appointed as Senior Director of Restaurant Strategy

●	Signed contract with major mobile casual game publisher for in-game rewarded play
●	Signed deal with international restaurant brand for on-location user acquisition
●	Connected Rewards program with major global convenience store brand successfully drove thousands of game downloads and acquired thousands of digital loyalty subscribers for the brand

Tom Akin, Mobivity Chairman of the Board, commented, “During the second quarter, we accelerated the transformation of our business by hiring key leaders equipped with the industry expertise and experience to address the markets we serve. With the right people and the continued advancement of Connected Rewards, we are laying the groundwork to accelerate adoption of our offerings and ignite long-term growth. We are increasingly optimistic about the prospects for our business given the opportunities we see to connect brands with game developers and advertisers through Connected Rewards.”

3133 West Frye Road, Suite 215, Chandler, AZ 85226

Consolidated Financial Summaries:

(In thousands)	Three months ended June 30,				Six months ended June 30,
	2023	2022	$$	%	2023	2022	$$	%
Revenue	$1,861	$1,867	($6)	(0.3%)	$3,743	$3,897	($154)	(4.0%)
Gross profit	$490	$664	($174)	(26.2%)	$1,305	$1,519	($214)	(14.1%)
Gross margin	26.3%	35.6%	N/A	(930 bps )	34.9%	39.0%	N/A	(410 bps )
Operating Expenses	$2,515	$2,449	$66	2.7%	$5,549	$5,080	$469	9.2%
Loss from operations	($2,025)	($1,784)	($241)	(13.5%)	($4,244)	($3,561)	($683)	(19.2%)
Net loss	($2,272)	($1,952)	($320)	(16.4%)	($4,750)	($3,885)	($865)	(22.3%)
Adjusted EBITDA *	($1,762)	($1,146)	($616)	(53.8%)	($3,128)	($2,522)	($660)	(24.0%)

* Adjusted EBITDA is a non-GAAP measure. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation and/or other non-recurring and non-operating costs or income, as described in the reconciliation below.

Conference Call

Date: Monday, August 14, 2023

Time: 5 p.m. Eastern Time (ET)

Dial in Number for U.S. Callers: 1-844-825-9789

Dial in Number for International Callers: 1-412-317-5180

Please Reference Conference ID: 10181765

The call will also be accompanied live by webcast over the Internet and accessible at https://viavid.webcasts.com/starthere.jsp?ei=1627822&tp_key=67ae9b45a7.

To join the live conference call, please dial in to the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

A replay will be available for two weeks starting on August 14, 2023 at approximately 8 p.m. ET. To access the replay, please dial 1-844-512-2921 in the U.S. and 1-412-317-6671 for international callers. The conference ID# is 10181765. The replay will also be available on the Company’s website under the investor relations section.

3133 West Frye Road, Suite 215, Chandler, AZ 85226

Non-GAAP Measurements

This press release includes certain financial information which constitutes “non-GAAP financial measures” as defined by the United States Securities and Exchange Commission (“SEC”). A full reconciliation of the non-GAAP measures to GAAP can be found in the tables of today’s press release. Non-GAAP adjusted EBITDA is supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Mobivity’s operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Mobivity’s business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

About Mobivity

Mobivity’s cloud-based Connected Rewards™ technology delivers billions of offers and promotions, building large, owned audiences for some of the world’s biggest brands. Through its partnerships with leading game publishers, digital operators, and ad networks, Mobivity connects a massive universe of consumers to its broad network of brands. As a result, digital consumers download and play more games, and earn real-world rewards that are redeemed in-store, driving acquisition, frequency, and retention for brands and game publishers. For more information about Mobivity, visit or call (877) 282-7660.

# # #

Forward Looking Statement

This press release contains “forward-looking statements” concerning Mobivity Holdings Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the benefits of recent additions to the Company’s management team; the Company’s expectations for the growth of the Company’s operations and revenue; and the advantages and growth prospects of the mobile marketing industry. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent additions to management; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth from time to time in Mobivity Holdings Corp.’s reports filed with the SEC, including, but not limited to, Mobivity Holdings Corp.’s most recent annual report on Form 10-K , quarterly reports on Form 10-Q, and current reports on Form 8-K. Mobivity Holdings Corp. cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date of this announcement. Mobivity Holdings Corp. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Relations Contact:

Will Sanchez • Chief Financial Officer, Mobivity

(877) 282-7660

Brett Maas • Managing Partner, Hayden IR

brett@haydenir.com • (646) 536-7331

3133 West Frye Road, Suite 215, Chandler, AZ 85226

Mobivity Holdings Corp.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2023	2022
	(Unaudited)	(Audited
ASSETS
Current assets
Cash	$529,471	$426,740
Accounts receivable, net of allowance for doubtful accounts $9,423 and $34,446, respectively	542,711	1,081,183
Other current assets	423,371	195,017
Total current assets	1,495,553	1,702,940
Right to use lease assets	878,380	981,896
Intangible assets and software development costs, net	99,257	194,772
Other assets	127,417	137,917
TOTAL ASSETS	$2,600,607	$3,017,525
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$3,481,685	$3,412,612
Accrued interest	442,269	443,448
Accrued and deferred personnel compensation	297,572	569,347
Deferred revenue and customer deposits	469,750	902,727
Related party notes payable, net - current maturities	1,361,250	2,711,171
Notes payable, net - current maturities	18,096	32,617
Operating lease liability, current	263,663	251,665
Other current liabilities	15,162	49,541
Total current liabilities	6,349,447	8,373,128

Non-current liabilities
Related party notes payable, net - long term	3,894,345	2,481,290
Notes payable, net - long term	30,223	31,092
Operating lease liability	801,492	936,924
Total non-current liabilities	4,726,060	3,449,306
Total liabilities	11,075,507	11,822,434

Stockholders’ deficit
Common stock, $0.001 par value; 100,000,000 shares authorized; 65,797,567 and 61,311,155, shares issued and outstanding	65,798	61,311
Equity payable	307,318	324,799
Additional paid-in capital	113,868,248	108,806,353
Accumulated other comprehensive loss	(69,598)	(100,963)
Accumulated deficit	(122,646,666)	(117,896,409)
Total stockholders’ deficit	(8,474,900)	(8,804,909)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,600,607	$3,017,525

3133 West Frye Road, Suite 215, Chandler, AZ 85226

Mobivity Holdings Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues
Revenues	$1,861,171	$1,867,162	$3,742,653	$3,896,731
Cost of revenues	1,371,206	1,202,749	2,437,781	2,377,697
Gross profit	489,965	664,413	1,304,872	1,519,034

Operating expenses
General and administrative	1,071,153	897,984	2,615,259	2,105,160
Sales and marketing	602,911	566,270	1,294,131	1,163,771
Engineering, research, and development	804,343	873,836	1,538,718	1,576,059
Depreciation and amortization	36,582	110,421	100,484	234,733
Total operating expenses	2,514,989	2,448,511	5,548,592	5,079,723

Loss from operations	(2,025,024)	(1,784,098)	(4,243,720)	(3,560,689)

Other income/(expense)
Loss of settlement of debt	—	—	(10,857)	—
Interest expense	(244,443)	(167,126)	(482,889)	(326,953)
Settlement losses	(2,500)	—	(12,500)	—
Foreign currency gain	(115)	(510)	(291)	2,809
Total other income/(expense)	(247,058)	(167,636)	(506,537)	(324,144)
Loss before income taxes	(2,272,082)	(1,951,734)	(4,750,257)	(3,884,833)
Income tax expense	—	—	—	—
Net loss	(2,272,082)	(1,951,734)	(4,750,257)	(3,884,833)
Other comprehensive loss, net of income tax
Foreign currency translation adjustments	(137)	12,261	31,365	(634)
Comprehensive loss	$(2,272,219)	$(1,939,473)	$(4,718,892)	$(3,885,467)
Net loss per share:
Basic and Diluted	(0.03)	(0.03)	(0.07)	(0.07)
Weighted average number of shares:
Basic and Diluted	65,670,815	58,602,319	63,884,441	57,921,596

3133 West Frye Road, Suite 215, Chandler, AZ 85226

Mobivity Holdings Corp.

Reconciliation of GAAP Measure to Non-GAAP Measure

(In thousands)	Three months ended June 30,		Six Months ended June 30,
	2023	2022	2023	2022
Net Loss	($2,272)	($1,952)	($4,750)	($3,885)
Stock Based Compensation	229	529	1039	801
Depreciation and Amortization	37	110	100	$235
Interest Expenses Net	244	167	483	327
Adjusted EBITDA	($1,762)	($1,146)	(3,128)	($2,522)

3133 West Frye Road, Suite 215, Chandler, AZ 85226